SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 4, 2005

Crown Crafts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-07604	58-0678148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

916 S. Burnside Ave., Gonzales, Louisiana	70737

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 4, 2005, Crown Crafts, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Wynnefield Capital, Inc. (“Wynnefield”) and Mr. Frederick G. Wasserman pursuant to which Mr. Wasserman was given the right, on behalf of Wynnefield, to attend and participate in meetings of the Company’s board of directors in a non-voting observer capacity and to receive all information, whether written or oral, discussed with or provided to the Company’s directors in connection with such meetings. The Agreement provides that the rights granted to Mr. Wasserman may be terminated by the Company on or after the first to occur of the following dates: (i) the date of the next meeting of the Company’s stockholders at which directors are to be elected; (ii) the date on which either Wynnefield or Mr. Wasserman, directly or indirectly, (A) publicly offers to acquire more than 20% of the Company’s outstanding common stock, (B) solicits proxies for the purpose of electing one or more directors of the Company or effecting any change in the composition of the board of directors of the Company, or (C) otherwise communicates with the Company’s stockholders for the purpose of influencing them to vote in opposition to the Company’s management or take a position adverse to management that has been previously approved by a majority of the Company’s directors; (iii) the date on which either Wynnefield or Mr. Wasserman breaches the Agreement, in the opinion of a majority of the Company’s directors, where such breach is not cured within ten days after notice of such breach from the Company’s board of directors; and (iv) the date on which, in the opinion of a majority of the Company’s directors, either Wynnefield or Mr. Wasserman becomes engaged or involved, directly or indirectly, in any business or activity that competes with the business of the Company.
     The Agreement provides that Mr. Wasserman will not be paid any fees or other type of compensation by the Company. Mr. Wasserman will be reimbursed for reasonable out-of-pocket business expenses incurred by him in accordance with the Company’s reimbursement policies applicable to the Company’s directors generally.
     Under the Agreement, the Company’s board of directors may choose not to provide information to Mr. Wasserman and to exclude Mr. Wasserman from any meeting or portion thereof if a majority of the Company’s directors conclude in good faith, and upon the advice of the Company’s counsel, that (i) disclosure of such information to Mr. Wasserman, or attendance at such meeting by Mr. Wasserman, would result in the waiver of the attorney-client privilege between the Company and its counsel or (ii) the interests of Wynnefield and Mr. Wasserman in respect of the subject matter of such information or meeting are different than, in addition to or in conflict with the interests of the Company’s stockholders generally.
     Based upon publicly filed documents, Wynnefield owns beneficially approximately 15.0% of the Company’s outstanding common stock as of the date of the Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d)    Exhibits.
10.1	Agreement between the Company and Wynnefield Capital, Inc. and Frederick G. Wasserman dated November 4, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ Amy Vidrine Samson
Amy Vidrine Samson,
Vice President and Chief Financial Officer

Dated: November 10, 2005

EXHIBIT INDEX
10.1	Agreement between the Company and Wynnefield Capital, Inc. and Frederick G. Wasserman dated November 4, 2005.